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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 19, 2000



                                TBM HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)



                    FLORIDA                                   0-18707                          59-2824411
 (State or Other Jurisdiction of Incorporation)      (Commission File Number)       (IRS Employer Identification No.)


                                 136 MAIN STREET
                           WESTPORT, CONNECTICUT 06880
                     (Address of Principal Executive Office)

                                  203-227-6140
              (Registrant's telephone number, including area code)


                                (NOT APPLICABLE)
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS.

         On October 19, 2000, an Asset Purchase Agreement (the "Asset Purchase Agreement") was executed by 1445833 Ontario Inc. (the "Purchaser"), an Ontario corporation and wholly owned subsidiary of TBM Holdings Inc. (the "Company"), as purchaser, and Blue Giant Limited ("Vendor"), a Canadian corporation and wholly owned subsidiary of CLARK Material Handling Company ("Clark"), as vendor. Based in Ontario, Canada, Vendor is a manufacturer of loading dock equipment, including dock levelers, elevating docks, edge of dock levelers, truck restraints, hydraulic lift tables and related parts and accessories, and wheeled products, including powered stackers, and powered and manual pallet trucks.

         Under the terms of the Asset Purchase Agreement, the Purchaser has agreed to purchase substantially all of the property and assets used in connection with the Vendor's business and to assume specified liabilities, including trade payables and liabilities and obligations arising under assumed contracts and with respect to the purchased assets and the Vendor's business on or after the closing date. A condition of the closing of the Asset Purchase Agreement requires that Blue Giant Corporation, a subsidiary of Clark ("BGC"), deliver to Purchaser a transfer agreement (the "Transfer Agreement") pursuant to which certain intellectual property of BGC will be transferred to the Company.

         The aggregate purchase price payable in respect of the acquisition described above is U.S. $11,000,000, payable in cash at closing, consisting of
(i) $9,500,000 in respect of Vendor's assets, and (ii) $1,500,000 payable to BGC for certain intellectual property. The purchase price is subject to closing adjustments as set forth in the Asset Purchase Agreement. The Company intends to fund the acquisition through a combination of debt and additional equity investment by certain existing shareholders.

         The closing of the acquisition is subject to a number of conditions, including (i) execution and delivery of the Transfer Agreement, (ii) execution and delivery by Clark and the Purchaser of certain supply agreements ("Supply Agreements"), (iii) the Purchaser's receipt, by November 2, 2000, of a financing commitment from a financial institution sufficient to pay the purchase price in respect of the Vendor's assets, (iv) the Vendor's outstanding indebtedness for borrowed money not exceeding $3,000,000 as of the closing, (v) satisfactory completion of Purchaser's due diligence by October 31, 2000, (vi) environmental liabilities on purchased real property not exceeding $50,000, (vii) approval of the transaction by the board of directors of the Purchaser and Clark, (viii) the approval of the United States Bankruptcy Court for the District of Delaware, which is currently adjudicating Clark's Chapter 11 bankruptcy proceedings, of Clark's indemnification obligations under the Asset Purchase Agreement and of the Transfer Agreement and the Supply Agreements, and (ix) other customary conditions. There can be no assurance that the acquisition will be consummated.

         This Current Report on Form 8-K is qualified in its entirety by the Asset Purchase Agreement, which is attached hereto as Exhibit 2 and is incorporated herein by reference.



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         Statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements and are being provided in reliance upon the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified, without limitation, by use of the words "expects," "anticipates," "believes," "estimates," "intends" and similar expressions. All forward-looking statements are made as of the date hereof and are based on current management expectations and information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. It is important to note that actual results could differ materially from historical results or those contemplated in the forward-looking statements. Forward-looking statements involve a number of risks and uncertainties and may include trend information. Readers are cautioned not to place undue reliance on any such forward-looking statements. For more information about the Company and risks arising when investing in the Company, investors are directed to the Company's most recent report on Form 10-KSB and most recent reports on Form 10-QSB as filed with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements.

             Not applicable.

         (b) Pro Forma Financial Information.

             Not applicable.

         (c) Exhibits.

Exhibit No.                             Description
-----------                             -----------

     2 Asset Purchase Agreement, dated October 19, 2000, between 1445833 Ontario Inc. and Blue Giant Limited. (Pursuant to Item 601(b)(2) of Regulation S-B, schedules and exhibits to the Asset Purchase Agreement have been omitted. Such schedules and exhibits shall be provided supplementally to the Securities and Exchange Commission upon request.)




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TBM HOLDINGS INC.


Dated:     October 26, 2000                By:    /s/ William A. Schwartz
                                               ----------------------------
                                                William A. Schwartz
                                                President








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